Exhibit 99.7

INFORMATION ABOUT KINETIK

In this Exhibit 99.7, unless otherwise indicated or the context so requires, references to the “Company,” “we,” “our” and “us” refer to Kinetik Holdings Inc., in each case including its subsidiaries.

Overview

We are an integrated midstream energy company in the Permian Basin providing comprehensive gathering, transportation, compression, processing, and treating services for companies that produce natural gas, NGLs, crude oil, and water. We operate approximately 2 Bcf/day of newly constructed cryogenic natural gas processing capacity strategically located near the Waha Hub in West Texas. As measured by processing capacity, we are the largest natural gas processor in the Delaware Basin and fourth largest across the entire Permian Basin. In addition, we have interests in four newly built, long-term contracted pipelines transporting natural gas, NGLs, and crude oil from the Permian Basin to the Gulf Coast. We have long-term dedications of approximately 850,000 acres for gas, crude oil, and water midstream services from 30 successful and active producers in the Delaware Basin.

Our Operations

The map below illustrates our areas of operation:

We generate a balanced mix of earnings from our two businesses: (i) Midstream Logistics, which is our midstream gathering and processing and related business, and (ii) Pipeline Transportation, which is our long-haul transportation business.

Midstream Logistics

Our Midstream Logistics business includes gas gathering and compression assets located throughout the Texas Delaware Basin, with over 1,700 miles of low and high-pressure steel pipeline. Gas processing assets are centralized at five processing complexes with total cryogenic processing capacity of 1.9 Bcf/d: the Diamond complex (600 MMcf/d), the East Toyah complex (460 MMcf/d), the Pecos Bend complex (520 MMcf/d), the Pecos complex (260 MMcf/d) and the Sierra Grande complex (60 MMcf/d). Current residue gas outlets include the El Paso Natural Gas Pipeline, ET Comanche Trail Pipeline, Oneok Roadrunner Pipeline, ET Oasis Pipeline and Whitewater Agua Blanca. NGL outlets include Enterprise’s Shin Oak NGL Pipeline (in which we own a 33.0% equity interest), Energy Transfer’s Lone Star NGL Pipeline and Targa’s Grand Prix NGL Pipeline (in which funds affiliated with Blackstone, our largest shareholder, own a 25.0% equity interest).

Our Midstream Logistics business also includes our crude oil gathering, stabilization, and storage services throughout the Texas Delaware Basin. Crude gathering assets are centralized at the Caprock Stampede Terminal and the Pinnacle Sierra Grande Terminal. The system includes approximately 200 miles of gathering pipeline and 90,000 barrels of crude storage. The crude facilities have connections for takeaway transportation into Plains’ 285 Central Station and State Line and Plains/Oryx Orla & Central Mentone. Other assets include two NGL, crude oil and condensate loading terminals with eight Lease Automatic Custody Transfer units in total and NGL bullet tank storage.

Finally, we have water gathering and disposal assets located in northern Reeves County, Texas. The system includes approximately 70 miles of gathering pipeline and approximately 500,000 Bbl/d of permitted disposal capacity at 16 active and permitted disposal wells.

Pipeline Transportation

Our Pipeline Transportation business consists of equity interests in (i) Permian Highway Pipeline, LLC (“PHP”), (ii) Gulf Coast Express Pipeline LLC (“GCX”), (iii) Breviloba LLC (“Breviloba”), which owns the Shin Oak NGL Pipeline (“Shin Oak”), and (iv) EPIC Crude Holdings LP (“EPIC”), which owns the EPIC Crude Oil Pipeline (“EPIC Crude” and collectively, our “Pipeline Transportation JVs”).

Permian Highway Pipeline. Beginning at the Waha Hub in West Texas and extending to the U.S. Gulf Coast and Mexico markets, the 430-mile pipeline is designed to transport up to approximately 2.1 Bcf/d of natural gas. The approximately $2.3 billion pipeline project was placed in full commercial service on January 1, 2021. Although we own a 53.3% equity interest in PHP, we will not be able to unilaterally control the operations of the Permian Highway Pipeline, which is operated by Kinder Morgan.

Gulf Coast Express Pipeline. GCX owns and operates he Gulf Coast Express Pipeline, a long-haul natural gas pipeline with capacity of approximately 2.0 Bcf/d and transports natural gas from the Waha area in northern Pecos County, Texas, to the Agua Dulce Hub near the Texas Gulf Coast. The Gulf Coast Express Pipeline is operated by Kinder Morgan and was placed into service in September 2019. We own a 16.0% equity interest in GCX.

Shin Oak NGL Pipeline. The Shin Oak NGL Pipeline has capacity of up to 550 MBbl/d and transports NGL production from the Orla area in northern Reeves County, Texas, through the Waha area in northern Pecos County, Texas, and the Midland Basin area in Midland and Glasscock Counties, Texas, and on to Mont Belvieu, Texas. Shin Oak is operated by Enterprise Products and was placed into service during 2019. We own a 33.0% interest in Breviloba, which owns the Shin Oak NGL Pipeline.

EPIC Crude Oil Pipeline. EPIC Crude extends from the Orla area in northern Reeves County, Texas to the Port of Corpus Christi, Texas, and has Permian Basin initial throughput capacity of approximately 600 MBbl/d. The project includes terminals in Orla, Pecos, Crane, Robstown, Hobson, and Gardendale, Texas with Port of Corpus Christi connectivity and export access. It services Delaware Basin, Midland Basin, and Eagle Ford Shale production. EPIC Crude is operated by EPIC Consolidated Operations, LLC and was placed into service in early 2020. We own a 15.0% equity interest in EPIC Crude Holdings, which owns EPIC Crude.

Customers

Our relationships with our customers involve long-term acreage dedications or quarterly or annual MVCs. Acreage dedications are commitments from upstream operators or exploration and production companies in which all production from a given area is exclusively committed to a midstream company for the provision of midstream services or the midstream company’s purchase of such production. We currently have approximately 850,000 acres pursuant to acreage dedications with customers. Under our MVCs agreements, our producers agree to deliver a minimum volume of production on our gathering and/or processing systems or to pay a minimum monetary amount over certain periods during the term of the MVC. A producer must make a shortfall payment to us at the end of the contractual measurement period if its actual throughput volumes are less than its contractual MVC for that period.

The contracts related to these customer commitments contain various fee structures and include distinctly one, or a combination, of the following types of fee arrangements:

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Fee-based arrangements—Under fee-based contract arrangements, we provide gathering, processing, storage and disposal services to producers and earn a net margin based on volumes. While transactions vary in form, the essential element of each contract is the use of our assets to transport a product or provide a processed product to an end-user at the tailgate of the plant or pipeline. This revenue stream is generally directly related to the volume of water, natural gas, crude oil, NGLs, and condensate that flows through our systems and facilities and is not normally dependent on commodity prices. We primarily act as an agent under these contracts selling the underlying commodities on behalf of the producer and remitting back to the producer the net proceeds after fees are allocated to us for our services. These sales and remitted proceeds are presented net within revenue. However, in certain instances we act as the principal for processed residue gas and NGLs by purchasing them from the associated producer at the tailgate of the plant at index prices. This purchase and the associated third-party sale are presented gross within revenues and cost of sales.

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Percent-of-proceeds arrangements—Under percent-of-proceeds based contract arrangements, we will gather and process natural gas on behalf of producers and sell the outputs, including residue gas, NGLs and condensate at market prices. We remit an agreed-upon percentage of proceeds to the producer based on the market price received from third-parties or the index price defined in the contract. Under these arrangements, revenue is recognized net of the agreed-upon proceeds remitted to producers when we act as an agent of the producer for the associated third-party sale. However, in certain instances we act as the principal for processed residue and NGLs by purchasing these volumes from the associated producer at the tailgate of the plant at index prices. This purchase and the associated third-party sale are presented gross within revenues and cost of sales.

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Percent-of-products arrangements—Under percent-of-products based contract arrangements, we will gather and process natural gas on behalf of producers. As partial compensation for services, the producer assigns us, for no additional consideration, all right, title and interest to a set percentage, as defined in the contract, of the processed outputs including residue gas, NGLs and condensate. We recognize the fair value of these products as revenue when the associated performance obligation has been met.

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Product sales contracts—Under these contracts, we sell natural gas, NGLs or condensate to third parties. These sales are presented gross within revenues and cost of sales or net within revenues depending on whether we act as the agent or the principal in the sale transaction as discussed above.

Customer Agreements with Apache

Apache is an independent energy company that explores for, develops, and produces natural gas, crude oil, and NGLs. Apache has been one of the Company’s most significant customers since it commenced operations. The Company provides gas gathering, compression, processing, transmission, and NGL transmission services pursuant to acreage dedications provided by Apache, comprising the entire Alpine High resource play and surrounding areas. Revenues under these contracts are 100 percent fee-based, resulting in no direct commodity price exposure attributable to the contracts.

In addition, Apache agreed that any gas produced from Apache-operated wells located within the dedication area that is owned by other working interest owners and royalty owners is dedicated to the Company, so long as Apache has the right to market such gas. The agreements are effective for primary terms ending March 31, 2032. The primary term will automatically extend for two five-year periods unless Apache provides at least nine months’ prior written notice of its election not to extend the primary term. The covenants under the agreements are intended to run with the land and will be binding on any transferee of the interests within the dedicated area.

During 2020, we entered into separate agreements to provide compressor maintenance, operations and related services to Apache for a fixed monthly fee per compressor services.

Environmental, Social and Governance Considerations

Overview

We strongly value ethics, responsibility and integrity. Our environmental policies are designed to ensure that our employees, officers and directors conduct business with the highest standards of integrity and in compliance with all applicable laws and regulations. In June of 2021, we published our inaugural Environmental, Social and Governance Report (the “Report”). The Report focused on four key areas: Governance, Environmental, Health and Safety, and Community Engagement.

Governance

We utilize a robust internal structure to implement ESG policy, including (i) the Board of Directors for governance and oversight; (ii) the president and CEO to monitor implementation; (iii) an Executive Steering Committee for strategic development; and (iv) an ESG Working Committee to handle implementation and coordinate all ESG initiatives with the Company.

We see ESG as a critical component of how the Company and in 2021, we started tying bonuses to ESG goals. In 2022, we will be tying 20% of all salaried employees’ (including executives) at-risk pay to the achievement of specific ESG goals.

We restructured our Environmental, Health, and Safety function to reflect our 2020 focus of building a robust health and safety program. Reporting directly to the Chief Operating Officer, the newly created Vice President of Environmental, Health and Safety expanded his team to increase expertise and compliance with regulatory obligations. The team now includes a Director of Health and Safety, a Director of Environmental compliance and a Director of Pipeline Integrity Management.

We have developed an enterprise risk management program across all functional areas to identify mechanisms for prioritization and mitigation. The program features areas including emergency events, risks associated with climate change, human capital, company reputation, information technology and cybersecurity. We have defined tools, teams and processes to mitigate and manage these topics, implementing a robust, plan-based business strategy that aims to identify, assess, and prepare for any dangers, hazards, and other potentials for disaster—both physical and figurative—that may interfere with the organization’s operations and objectives.

As an organization with significant infrastructure, cybersecurity is of great importance. The Company adheres to external cybersecurity standards such as the National Institute of Standards and Technology and ISO frameworks along with Sarbanes-Oxley controls in our accounting system. We have multi-factor authentication for all users, a 180-day password change policy, separation of duties in accounting systems, controlled access to network drives based on department groups, endpoint protection, mobile device management, and device encryption.

We also recognize the importance of receiving, retaining, and addressing concerns from our directors, officers, employees and other stakeholders of the Company seriously and expeditiously. We have a Whistleblower Policy that outlines how the Company addresses potential non-compliance with prevailing accounting and auditing standards, Code of Conduct and other policies. We use a third-party Ethics and Compliance Hotline and a web-based message interface to enable anyone to report concerns. All Company contractors are required to sign off on the Company Code of Business Conduct and Ethics. In 2020, we did not have any fines or lawsuits related to ethics or compliance.

Environmental

The Company is committed to being a good steward of the environment. Our primary focus is on air quality, emissions and land use/disturbance(s) in and around our pipelines and processing facilities, both during construction and operation. Our approach to environmental sustainability is codified in the corporate Environmental Health and Safety (“EHS”) management system. In 2020, we updated and implemented changes to this system to articulate commitments more clearly, and to demonstrate closer alignment with API RP 1173-Pipeline Safety Management Systems and ISO 14001:2015-Environmental Management Systems. The Company conducts end-to-end environmental impact assessments (“EIAs”), paying particular attention to sensitive habitats, conservation areas for threatened and endangered species, and areas with high biodiversity value. We also develop restoration and reclamation plans and strategies and maintains project-specific spill prevention and response procedures.

In 2020, we joined The Environmental Partnership, a group of companies in the U.S. oil and natural gas industry committed to continuously improving the industry’s environmental performance and representing 70 percent of total onshore U.S. oil and natural gas production. At the end of 2020, the Company was included as a part of the organization’s new Flare Management Program to share information on best practices to reduce flare volumes, advance new and proven technologies, improve flare reliability and efficiency when flaring occurs, and foster collaboration to reduce emissions and collect data to inform efforts to minimize flaring. Flaring is typically used when there is a lack of gas gathering lines or processing capacity, during facility or gathering maintenance, or during unplanned events for safety measures to alleviate pressure. Flaring burns the gas, which releases fewer greenhouse gases than venting. Participants of the Flare Management Program have committed to report data to calculate flare intensity, a measurement of flare volumes relative to production. The Flare Management Program will then analyze and aggregate the data for its annual report and utilize the insights from the participants’ combined actions and reporting to better understand and identify additional opportunities for the industry to further reduce flaring.

Also in 2020, the Company joined Our Nation’s Energy Future (“ONE Future”), a growing coalition of 50 companies committed to voluntarily reducing methane emissions across the natural gas value chain to 1% or less by 2025. By joining, the Company has committed to meeting the lowest methane intensity targets set by ONE Future for the natural gas gathering and processing segments. In November 2020, ONE Future reported its 24-member companies in 2019 achieved a methane intensity number of 0.334%, beating its 1% target by a 67 percent margin. Members agree to measure company emissions and track progress over time in accordance with EPA-approved reporting protocols to achieve quantified results. As we communicated in our 2020 ESG report, our overall methane intensity is at 0.057%, which is below ONE Future’s 2025 target for the sectors we operate in. ONE Future’s methane emission intensity goals for the Gathering & Boosting and Processing sectors are 0.08% and 0.11%, respectively. In 2020, we reported our performance was below both those targets (0.04% for Gathering & Boosting and 0.018% for Processing).

In April 2021, we became the first major gathering and processing company in the Permian Basin to power its operations completely on renewable energy. The Company sources all electric power for operations entirely from renewable resources. This assures that we have a reliable, secure, and cost-effective source of clean, renewable solar and wind energy for the foreseeable future. For customers, it offers adjunct advantages in materially reducing overall indirect “Scope 2” emissions in their production operations.

The Company has deployed numerous tools to track, report, and reduce its operational emissions. This includes (i) Leak Detection and Repair (LDAR) to proactively identify and rectify any potential methane and volatile organic compound (VOC) emissions from our operations; (ii) Optical Gas Imaging (“OGI”), which uses pictures from infrared energy to detect leaks, with the purchase of an OGI camera and the retention of a thermographer; (iii) the use of pressurized tanker trucks to haul approximately 3,000 barrels per day of plant condensate, which prevents the potential loss of vapors during transit, to reduce overall GHG emissions; (iv) energy efficient equipment, including electric pumps and electric drive gas and refrigeration compressors; (v) oil and gas storage tank vapor control systems to prevent fugitive or unplanned emissions, the Company has 17 devices deployed to its compressor stations to control emissions on storage tanks; and (vi) extensive training and a prohibition against routine flaring in the Company’s operations.

Our pipelines and processing facilities are included in an Asset Integrity Management Program, ensuring we construct, operate, and maintain safe and reliable equipment throughout the operational lifecycle. Our pipelines are regularly patrolled by operations personnel on the ground and periodically reviewed by air by a third party, as well as monitored through Gas Control data monitoring systems. The Company tracks and reports on the percentage of operated pipeline assets that are inspected annually. We also coordinate with Texas811, a non-profit one-call contact notification center, whose members are made up of companies and municipalities, and uses the non-profit to centralize notifications of planned excavations near underground lines. The Company inspects, tests, and monitors Company gas processing facilities regularly, ensuring all equipment is operated and maintained in accordance with the original design. This includes staffing gas processing facilities 24/7 and utilizing a Computerized Maintenance Management System (“CMMS”) to schedule and document planned inspections, repairs, or other preventive maintenance activity. When conducting inspections, the Company adheres to Original Equipment Manufacturer (OEM) recommendations, Recognized and Generally Accepted Good Engineering Practices (RAGAGEP), or other applicable standard industry procedures.

The Company engages in produced water management. Our upstream energy customers generate wastewater as a byproduct of oil and gas production. Known as “produced water,” it contains increased levels of salt, organic compounds and trace hydrocarbons. This saltwater is considered a waste product and is reinjected underground into saltwater disposal wells, commonly known as “SWDs.” On average, every barrel of oil produced in the Permian Basin results in approximately four barrels of produced water; in the Delaware Basin of the Permian, the water-to-oil ratios are significantly higher, reaching up to 10 barrels of produced water for every one barrel of oil.

The Company owns and operates the Mustang and Appaloosa Produced Water Gathering and Disposal systems in Reeves County, Texas. Customers deliver produced water at various receipt points along the pipeline gathering systems. The produced water is transported to the SWD facilities via buried pipelines. At the SWD facilities, solids and hydrocarbons are separated and the filtered water is injected downhole into non-productive formations.

In 2020, we permitted three new saltwater disposal wells and brought one new saltwater disposal well online, bringing our total operational SWD count to 12, with an additional four approved permits. In 2021, no new SWD wells were brought online and the total number of operational SWD wells remained at 12 wells. Our interconnected produced water gathering and disposal systems consists of approximately 70 miles of produced water gathering lines. Together, these assets enabled the Company to transport and responsibly dispose of over 55 million barrels of produced water in 2021, saving more than 425,000 truck trips and preventing the potential for spills and leaks that could negatively impact adjacent lands and waters.

During the disposal well planning process, the Company follows a rigorous screening process for planning future disposal wells to ensure that areas of subsurface concern and seismic risk are avoided. The Company incorporates TexNet seismic activity data into disposal well evaluations and stays apprised to the research from the Center for Integrated Seismicity Research (CISR) at The University of Texas. Recent seismic events have occurred in areas of west of our operations, and we received notice from the Texas Railroad Commission in October 2021 regarding two of our SWDs located within the Northern Culberson-Reeves Seismic Response Area near Pecos, Texas, and potentially subject to curtailment. We are working with the industry and the Texas Railroad Commission to create a Seismic Response Action plan to mitigate future seismic activity; however, based on current data, our shallow SWDs are not believed to be the underlying cause of the seismic activity in the area.

Health and Safety

The Company has focused on building a robust health and safety program within the organization to establish a culture of safety and deliver on our goals as a responsible operator. Conforming to our EHS management system requirements helps us consistently achieve results on a sustainable basis. For 2022, the Company has set annual safety goals, including a Total Recordable Incident Rate (TRIR) of 1.0 and Motor Vehicle Incident Rate (MVIR) of 1.25, to align with our GPA Midstream peers.

In 2020, we implemented new computer-based management systems to better track compliance, performance and training. We use a CMMS to track compliance-related tasks for pipelines, gas processing facilities, compressor stations and crude terminals. Additionally, we utilize health and safety software to deliver computer-based health and safety training, management of change process and reporting tools. All field personnel must complete at least 15 hours of mandatory computer-based safety training on topics including driver safety and OSHA Ten.

Within the processing facilities, control rooms are staffed 24/7, and on regulated pipelines, there is a remote operating center to monitor and minimize potential leaks. The Company also has engineering controls and emergency actions specific to each plant, such as automatic shutdowns with the detection of high- or low-pressure incidents in the system. In addition, the Company has administrative controls that include frequent walk-throughs and maintenance to determine that processes are followed. All controls are supplemented by rigorous record keeping and employee training internally, and by coordinating with the public through awareness programs and with Reeves County Emergency Management.

The Company operates a fleet of approximately 130 vehicles. The Company has codified recommended practices in the Safe Driving Policy, which seeks to ensure the safety of employees who drive company vehicles or personal vehicles on company business. The policy also provides basic requirements and guidance for general vehicle safety, safety equipment and employee responsibilities. In addition, in 2019, we installed GPS data recorders in each vehicle in the fleet. These data recorders track speeding and hard braking, among other risk factors, 24/7 while the vehicle is in motion. The data is then aggregated into a scorecard that is used to assess driver safety performance.

COVID-19 added greater complexity to our safety protocols in 2020 and 2021. At the onset of the pandemic, a team was put together to identify areas requiring action in the workplaces. To protect employees, contractors and visitors to our facilities and operations during the pandemic, we issued the Working Safely Policy. The Working Safely Policy outlined new procedures, protocols and policies to minimize the risk of contracting COVID-19, giving clear guidance on hygiene and cleaning, temperature scans, wearing face masks, social distancing and travel restrictions. The Company conducts contact tracing and testing, provide free on-site antibody testing and on-site flu shots, and in 2021, issued a mandatory daily screening questionnaire for identified employees that work in office locations or in close proximity to our control rooms.

Regulation of Our Operations

Our operations are regulated at the federal, state and local levels and include regulatory oversight by several agencies including, but not limited to, the U.S. Environmental Protection Agency (“EPA”), the Department of Transportation (“DOT”), and the Texas Railroad Commission. The DOT is the primary regulator of the operation of oil and natural gas pipelines pursuant to the Hazardous Liquid Pipeline Safety Act of 1979 and the Natural Gas Pipeline Safety Act of 1968 (“NGPSA”). The Pipeline and Hazardous Materials Safety Administration (“PHMSA”), located within the DOT, is responsible for establishing and enforcing the proper design, construction, operation, maintenance, testing, and inspection standards for oil and natural gas pipelines. We are also subject to governmental safety regulations in the jurisdictions in which we operate.

Our business has operating risks normally associated with the gathering, stabilization, transportation and storage of crude oil and gathering, compression, dehydration, treatment, processing and transportation of natural gas, which could cause damage to life or property. In accordance with industry practice, we maintain insurance against some, but not all, potential operating losses. For some operating risks, we may not obtain insurance if the cost of available insurance is excessive relative to the risks presented; in such a case, if a significant operating accident or other event occurs which is not fully covered by the insurance the Company has, this could adversely affect our operations and business.

Our business operations are also subject to numerous environmental and occupational health and safety laws and regulations imposed at the federal, regional, state and local levels. The activities the Company conducts in connection with the gathering, compression, dehydration, treatment, processing and transportation of natural gas and gathering, stabilization, transportation and storage of crude oil are subject to, or may become subject to, stringent environmental regulation. We have implemented a number of programs and policies designed to monitor and pursue continued operation of our activities in a manner consistent with environmental and occupational health and safety laws and regulations. To that end, the Company has incurred and will continue to incur operating and capital expenditures to comply with these laws and regulations. Some of these environmental compliance costs may be material and have an adverse effect on our business, financial condition, and results of operations.

Certain existing environmental and occupational health and safety laws and regulations include the following U.S. legal standards, which may be amended from time to time:

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the Clean Air Act (CAA), which restricts the emission of air pollutants from many sources and imposes various pre-construction, operational, monitoring and reporting requirements, and which the EPA has relied upon as authority for adopting climate change regulatory initiatives relating to greenhouse gas (“GHG”) emissions;

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the Clean Water Act, which regulates discharges of pollutants to state and federal waters as well as establishing the extent to which waterways are subject to federal jurisdiction and rulemaking as protected waters of the United States;

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the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), which imposes liability on generators, transporters, and arrangers of hazardous substances at sites where releases, or threatened releases, of such hazardous substances has occurred;

•	the Resource Conservation and Recovery Act (RCRA), which governs the generation, treatment, storage, transport, and disposal of solid wastes, including hazardous wastes;

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the Oil Pollution Act, which imposes liability for removal costs and damages arising from an oil spill in waters of the United States on owners and operators of onshore facilities, pipelines and other facilities;

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the National Environmental Policy Act, which requires federal agencies to evaluate major agency actions that have the potential to significantly impact the environment, to include the preparation of an Environmental Assessment to assess potential direct, indirect, and cumulative impacts of the proposed project, and, if necessary, prepare a more detailed Environmental Impact Statement that may be made available to the public for comment;

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the Safe Drinking Water Act, which ensures the quality of the nation’s public drinking through adoption of drinking water standards and controlling the injection of waste fluids into below-ground formations that may adversely affect drinking water sources;

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the Endangered Species Act, which imposes restrictions on activities that may adversely affect federally identified endangered and threatened species or their habitats, to include the implementation of operating restrictions or a temporary, seasonal, or permanent ban in affected areas;

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the Emergency Planning and Community Right-to-Know Act, which requires the implementation of a safety hazard communication program and the dissemination of information to employees, local emergency planning committees, and response departments on toxic chemicals use and inventories;

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the Occupational Safety and Health Act, which establishes workplace standards for the protection of both the health and safety of employees, to include the implementation of hazard communications programs to inform employees about hazardous substances in the workplace, the potential harmful effects of those substances, and appropriate control measures; and

•	the DOT regulations relating to the advancement of safe transportation of energy and hazardous materials and emergency response preparedness.

These environmental and occupational health and safety laws and regulations generally restrict the level of substances generated as a result of our operations that may be emitted to the ambient air, discharged to surface water, and disposed or released to surface and below-ground soils and groundwater. There are also state and local jurisdictions where we operate in the United States that have, are developing, or are considering developing, similar environmental and occupational health and safety laws. Any failure by the Company to comply with these laws and regulations could result in adverse effects upon our business to include the (i) assessment of sanctions, including administrative, civil, and criminal penalties; (ii) imposition of investigatory, remedial, and corrective action obligations or the incurrence of capital expenditures; (iii) occurrence of delays or cancellations in the permitting, development or expansion of projects; and (iv) issuance of injunctions restricting or prohibiting some or all of our activities in a particular area. Some environmental laws provide for citizen suits which allow for environmental organizations to act in place of the government and sue operators for alleged violations of environmental law. The ultimate financial impact arising from environmental laws and regulations is not clearly known nor determinable as existing standards are subject to change and new standards continue to evolve.

Environmental laws and regulations are frequently subject to change. More stringent environmental laws that apply to our operations and the operations of our customers may result in increased and material operating costs and capital expenditures for compliance, including, but not limited to, those related to the emission of GHGs and climate change. For example, in November 2020, the EPA proposed new rules under the CAA that would establish comprehensive standards of performance and emission guidelines for methane and VOC emissions from existing operations in the oil and gas sector, including the exploration and production, transmission, processing, and storage segments. The proposal also would impose revised and expand existing new source performance standards for methane and VOC emissions from the same source categories. The EPA is currently seeking public comments on its proposal, which the EPA hopes to finalize by the end of 2022. Once finalized, the regulations are likely to be subject to legal challenge and, with respect to the requirements for existing sources, will also need to be incorporated into the states’ implementation plans, which will need to be approved by the EPA in individual rulemakings that could also be subject to legal challenge. As a result, we cannot predict the scope of any final methane regulatory requirements or the cost to comply with such requirements. However, given the long-term trend toward increasing regulation, future federal GHG regulations of the oil and gas industry remain a significant possibility. In the future, we could be required to replace existing equipment with low- or no-emitting alternatives, perform more frequent leak detection and repair surveys, or incur other costs to comply with federal or state regulations related to the emission of methane and VOCs from our operations.

We own and operate several assets that have been used for crude oil and natural gas midstream services. Under environmental laws such as CERCLA and RCRA, we could incur strict, joint and several liability for remediating hydrocarbons, hazardous substances or wastes or other emerging contaminants, such as per- and poly-fluoroalkyl (PFAS), that may become subject to regulation. We could also incur costs related to the cleanup of third-party sites to which we sent regulated substances for disposal or to which we sent equipment for cleaning, and for damages to natural resources or other claims relating to releases of regulated substances at or from such third-party sites.

Trends in environmental and worker health and safety regulation over time has been to typically place increasing restrictions and limitations on activities that could result in adverse effects to the environment or expose workers to injury. These changes in environmental and worker safety laws and regulations, or reinterpretations or enforcement policies that may arise in the future and result in increasingly stringent or costly waste management or disposal, pollution control, remediation or worker health and safety-related requirements, may have a material adverse effect on our business, operations, and financial condition. We may not have insurance or be fully covered by insurance against all risks relating to environmental or occupational health and safety, and we may be unable to pass on the increased cost of compliance arising from such risks to our customers. We regularly review regulatory and environmental issues as they pertain to the Company and we consider these as part of our general risk management approach. For more information, please see “Risk Factors—Risks Related to Our Business.”

Title to Properties and Permits

Certain of the pipelines connecting our facilities are constructed on rights-of-way granted by the apparent record owners of the property and in some instances these rights-of-way are revocable at the election of the grantor. In several instances, lands over which rights-of-way have been obtained could be subject to prior liens that have not been subordinated to the right-of-way grants. We have obtained permits from public authorities to cross over or under, or to lay pipelines in or along, watercourses, county roads, municipal streets and state highways and, in some instances, these permits are revocable at the election of the grantor. These permits may also be subject to renewal from time to time and we will generally seek renewal or arrange alternative means of transport through additional investment or commercial agreements. We have also obtained permits from railroad companies to cross over or under lands or rights-of-way, many of which are also revocable at the grantor’s election.

We believe we have satisfactory permits and/or title to all our material rights-of-way. We also believe that we have satisfactory title to all of our material assets.

Seasonality of Business

The crude oil, natural gas and NGLs that we handle, process and store are directly affected by the level of supply and demand for crude oil, natural gas and NGLs in the markets served directly or indirectly by our assets. However, we believe that many effects of seasonality on our revenues are substantially mitigated through the use of our fee-based commercial agreements.

Employees

Following the closing of the Transactions, the Company employed a workforce of 266 employees.

Legal Proceedings

The Company is party to lawsuits arising in the ordinary course of its business. We cannot predict the outcome of any such lawsuits with certainty, but its management does not expect the outcome of pending or threatened legal matters to have a material adverse impact on its financial condition.